UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

AMERICA FIRST MULTIFAMILY INVESTORS, L.P.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-24843	47-0810385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14301 FNB Parkway, Suite 211, Omaha, Nebraska		68154
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 952-1235

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Beneficial Unit Certificates representing assignments of limited partnership interests in America First Multifamily Investors, L.P.	ATAX	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 11, 2021, America First Multifamily Investors, L.P. (the “Partnership”) entered into a secured Credit Agreement (the “Credit Agreement”) of up to $40,000,000 with BankUnited, N.A. and Bankers Trust Company (collectively, the “Lenders”), and the sole lead arranger and administrative agent, BankUnited, N.A. (the “Administrative Agent”). In connection with the Credit Agreement, the Partnership executed a Promissory Note payable to the order of BankUnited, N.A. with an original principal amount of up to $30,000,000 and a Promissory Note payable to the order of Bankers Trust Company with an original principal amount of up to $10,000,000 (collectively, the “Notes”). As of June 11, 2021, total borrowing under the Credit Agreement and Notes was $6,500,000. The following is a description of the material terms of the Credit Agreement and Notes.

Under the Credit Agreement, the Lenders will make advances to the Partnership, in proportion to their respective Note amounts, not to exceed at any time the aggregate principal amount of $40,000,000 (the “Facility”). The aggregate outstanding principal will not, at any time, exceed a borrowing base calculation (the “Borrowing Base”), that is equal to 40% multiplied by the aggregate value of a pool of eligible encumbered assets. Eligible encumbered assets consist of (i) the net book value of the Suites on Paseo MF Property, and (ii) 100% of the Partnership’s capital contributions to equity investments (“Portfolio Company” or “Portfolio Companies,” as applicable), to the extent (x) as to each Portfolio Company, the ratio of (A) the Portfolio Company’s debt to (B) the stabilized value of the real property investment held by the Portfolio Company does not exceed eighty percent (80%), and (y) as to the aggregate of all Portfolio Companies, the ratio of (A) the Portfolio Companies’ debt to (B) the stabilized value of the real property investment held by the Portfolio Companies does not exceed sixty-seven percent (67%). The obligation of the Lenders to advance credit is subject to no default having occurred and remaining outstanding or the amount of such advance, when added to the principal amount of the outstanding balance, not exceeding the maximum commitment.

The proceeds of the Facility will be used by the Partnership (i) to purchase mortgage revenue bonds, governmental issuer loans, investments in unconsolidated entities and other investments, (ii) to fund the Partnership’ general working capital and liquidity requirements, (iii) to pay the costs and expenses incurred in connection with the transactions contemplated by the Credit Agreement, Notes and related documents and agreements, and (iv) for any other purposes permitted under the Partnership’s organization documents. The Partnership may borrow, prepay and reborrow amounts at any time through the maturity date, subject to the limitations noted above. The Partnership may request up to two advances per calendar month in multiples of $500,000.

The Notes have an initial maturity date of June 12, 2023, with two one-year extension options (collectively, the “Maturity Date”). Each extension is conditioned upon (i) the Partnership providing written notice to the Administrative Agent of the intent to extend no less than 30 days prior to the then-current Maturity Date; (ii) no existing event of default having occurred; (iii) reaffirmation of certain representations and warranties by the Partnership; (iv) delivery of a current Borrowing Base certificate; and (v) payment of an extension fee equal to 0.25% of the maximum aggregate Facility in effect on the date of extension. The first extension request by the Partnership will be granted by the Administrative Agent if all such conditions are met. Any subsequent extension requested by the Partnership will be granted or denied in the sole discretion of the Lenders.

The Notes bear interest at an annual rate equal to the 30-day LIBOR (as published by Bloomberg) plus 3.25%. Interest accrued on the Notes is payable monthly on the fifth day of each month, commencing on July 5, 2021. Following an event of default, the outstanding principal balance of the Notes will bear interest until paid in full at an increased rate per annum at the lesser of 5.00% or the highest amount permitted by law. The Credit Agreement contains customary terms for selecting a replacement index in the event that the Administrative Agent determines that the 30-day LIBOR is unavailable or if the 30-day LIBOR does not fairly reflect the cost to the Lenders of such funding. In general, the Administrative Agent will select the replacement index, and any related adjustments, within the terms of the Credit Agreement.

The Partnership will pay to the Lenders an unused commitment fee equal to 0.20% (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Facility if the average unused portion of the Facility is more than 50% of the aggregate maximum Facility and 0.25% if the average unused portion of the Facility is 50% or less of the aggregate maximum Facility. The unused commitment fee will be calculated by the Administrative Agent and payable on a quarterly basis. In addition, the Partnership may be required to make payments to cover increasing costs to the Lenders related to the Facility due to changes in law, to the extent the Lenders request similar compensation from other similarly-situated borrowers.

The Partnership paid to the Lenders a commitment fee totaling $160,000 at closing. In addition, the Partnership paid to the Administrative Agent a $100,000 arrangement fee at closing.

As security for the Notes, the Partnership has granted to the Lenders (i) first priority security interests in the Partnership’s membership interests and all related rights in the Portfolio Companies; (ii) a mortgage and assignment of leases and rents of the Suites on Paseo MF Property; and (iii) a security interest in a bank account (the “Collateral Account”) at BankUnited, N.A., (collectively, the “Collateral”).  The Partnership will execute and deliver all agreements and documents and perform such other actions in order to grant and perfect such security interests and liens related to the Collateral to the Administrative Agent.

In addition, an affiliate of the Partnership, Greystone Select Holdings LLC (“Greystone Select”), will enter into a guaranty agreement with the Administrative Agent (the “Guaranty”) whereby Greystone Select will guaranty amounts due from the Partnership under the Credit Agreement and Notes. The guaranty is enforceable upon the occurrence of (i) an event of default; (ii) the Administrative Agent taking certain actions in relation to the Collateral; and (iii) the amounts due under the Credit Agreement are not collected within a certain period of time after the commencement of such actions. The Partnership has an indirect interest in the Guaranty but is not a party to the Guaranty agreement. Greystone Select is subject to financial covenants under the Guaranty related to minimum consolidated liquidity, minimum consolidated tangible net worth and certain changes in consolidated tangible net worth over certain time periods.

The Credit Agreement requires the Partnership comply with the following affirmative covenants: (i) provide the Administrative Agent with copies of each of the Partnership’s quarterly consolidated financial statements and a report on investment valuations within 60 days after the end of each quarter; (ii) provide the Administrative Agent with copies of each of the Partnership’s annual consolidated financial statements and an audit report from a nationally recognized independent certified public accounting firm within 120 days after year end; (iii) provide the Administrative Agent a compliance certificate and a Borrowing Base calculation with each delivery of financial statements; (iv) in the event any change in accounting principles and policies occur such that there is a material change in the previous financials statement provided to the Administrative Agent, a reconciliation for all such prior financial statements in form and substance reasonably satisfactory to the Administrative Agent; (v) provide to the Administrative Agent semi-annual rent roll reports as of March and September of each fiscal year and, within 90 days after fiscal year end, an annual profit and loss statement for the Suites on Paseo MF Property; (vi) provide to the Administrative Agent copies of reports to the Partnership’s limited partners, public reports filed with the SEC, and reports to security holders or equity holders; (vii) provide notice to the Administrative Agent upon the occurrence of an event of default under the Credit Agreement, material litigation or material environmental matters; (viii) provide to the Administrative Agent notice of refinancing of indebtedness by a Portfolio Company within five days of consummation, including a summary of material terms and copies of loan documentation; (ix) provide to the Administrative Agent at least 30 days prior notice of any change in the Partnership’s corporate name or address; (x) provide notice if any material portion of the eligible encumbered assets is damaged or destroyed; (xi) provide such other information and data as from time to time may be reasonably requested by the Administrative Agent within fifteen business days of the request; (xii) maintain its existence; (xiii) timely payment of all taxes and claims; (xiv) maintenance of property in good repair and condition; (xv) maintenance of customary insurance; (xvi) maintenance of adequate Partnership books and records in accordance with GAAP, and providing the Administrative Agent with reasonable inspection rights, and participate in Lender meetings, as requested; (xvii) maintain compliance with applicable laws; (xviii) maintain compliance with material contracts; (xix) maintain in the Collateral Account, at all times, a balance of no less than $5,000,000 which will be initially funded from proceeds of the Facility; (xx) require all distributions, disbursements and other payments in respect to the Collateral be deposited into the Collateral Account; (xxi) provide, upon reasonable request by the Administrative Agent,  further documentation and perform such acts to provide the Administrative Agent control perfection over any Collateral; (xxii) pay for an annual appraisal for the Suites on Paseo MF Property, if requested by the Administrative Agent, and provide any appraisal or valuation reports received by the Partnership to the Administrative Agent related to the eligible encumbered assets; and (xxiii) in the event there are any changes to the Partnership’s beneficial ownership certification, the Partnership will provide an updated certification to the Administrative Agent.

The Credit Agreement also contains negative covenants which limit the ability of the Partnership to take certain actions, including: (i) the Partnership will not permit the Portfolio Companies or the Suites on Paseo MF Property to incur additional indebtedness or refinance existing indebtedness for excess proceeds without the consent of the Administrative Agent, unless excess proceeds upon refinancing are used to make distributions to the Collateral Account; (ii) the aggregate limited guarantees by the Partnership of the Portfolio Companies’ indebtedness will not exceed $63,000,000 through December 31, 2022, and thereafter, $60,000,000; (iii) the Partnership will not incur liens with respect to the Collateral or eligible encumbered assets, except for permitted liens; (iv) the Partnership will not permit any negative pledges of the Collateral or eligible encumbered assets, except for customary restrictions; (v) the Partnership will not allow for the payment of certain restricted payments upon an event of default; (vi) the Partnership will not permit any restrictions on distributions from the Portfolio Companies or the Suites on Paseo MF Property; (vii) the Partnership will not permit any transaction between the Portfolio Companies or the Suites on Paseo MF Property and an affiliate of the Partnership unless (a) the Administrative Agent has consented to the transaction in writing, (b) the terms of the transaction are not less favorable than those that might be obtained at the time from a unaffiliated party, or (c) the transaction is for referral fees paid to Greystone Servicing Company LLC in the ordinary course of business; (viii) the Partnership will not permit the Portfolio Companies or the Suites on Paseo MF Property to merge with another entity or dispose of all or substantially all assets or stock unless, if there is no event of default, (a) the Partnership determines in good faith that such liquidation or dissolution is in the best interests of the Partnership and not materially disadvantageous to the Lenders, and (b) the disposition is not prohibited by other terms of the Credit Agreement; (ix) neither the Partnership, the Portfolio Companies, nor the Suites on Paseo MF Property will engage in business not permitted by its respective organizational documents; (x) neither the Partnership, the Portfolio Companies, nor the Suites on Paseo MF Property will modify its organizational documents if such modification will negatively impact the rights and interests of the Lenders or the Administrative Agent in a material manner; (xi) the Partnership will not amend the valuation policy or methodology as stated in the Credit Agreement without the consent of the Administrative Agent; (xii) the Partnership will not change its fiscal year or independent public accountant, other than one of nationally-recognized standing, with the consent of the Administrative Agent; (xiii) the Partnership will not dispose of any Collateral, except as permitted by the Credit Agreement, or allow any control agreement over the Collateral Account in favor of any party other than the Administrative Agent; (xiv) the Partnership will not enter into any sale-

leaseback transactions; and (xv) the Partnership will not cause or permit any hazardous waste to be held at its property in violation of environmental laws.

In addition, the Credit Agreement subjects the Partnership to the following financial covenants, to be tested quarterly: (i) maintain a minimum consolidated liquidity, as defined in the Credit Agreement, of not less than $5,000,000; (ii) maintain a minimum consolidated tangible net worth, as defined in the Credit Agreement, of $100,000,000; and (iii) notify the Administrative Agent if the Partnership’s consolidated net worth declines by (a) more than 20% from the immediately preceding quarter, or (b) more than 35% from the date at the end of two consecutive calendar quarters ending immediately thereafter.

The Credit Agreement contains customary events of default, including: (i) failure to make required payments when due; (ii) certain cross-default events; (iii) breach of representations; (iv) breach of covenants; (v) other events of default in other terms of the Credit Agreement or Notes, subject to certain cure periods; (vi) certain events of bankruptcy and insolvency; (vii) certain judgments against the Partnership; (viii) dissolution of the Partnership; (ix) a change in control of the Partnership; (x) certain events where the Administrative Agent ceases to have a valid and perfected lien of any Collateral; and (xi) certain events materially adverse to the Partnership.

In addition to imposing the default interest rate described above, upon the occurrence of any event of default, the Administrative Agent, at its option, may declare all sums of principal and interest outstanding under the Credit Agreement and Notes to be immediately due and payable, the Lender’s obligations to extend any further credit under the Credit Agreement will immediately cease and terminate, and the Administrative Agent may pursue all rights, remedies and privileges under the Credit Agreement and related documents, including enforcement of any and all liens and security interests in the Collateral.

The foregoing description of the Credit Agreement is a summary and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the Notes is a summary and is qualified in its entirety by reference to the full text of the Notes, copies of which are attached as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

On June 14, 2021, the Partnership issued a press release announcing the entering into of the Credit Agreement with the Lenders and the Administrative Agent, a copy of which is attached as Exhibit 99.1 and is incorporated by reference herein.

Concurrent with entering into the Credit Agreement, the Partnership and Bankers Trust Company agreed to make certain modifications to the terms and conditions of the Partnership’s existing $50 million unsecured line of credit facility, subject to Bankers Trust Company’s internal credit review and approval of participant lenders. The Partnership anticipates such modifications to be completed within two months of this filing. The Partnership has agreed not to request any advances on the $50 million unsecured line of credit facility until Bankers Trust Company provides written notice that such advances are available.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains “forward-looking statements,” including but not limited to statements related to the Credit Agreement, Notes, Guaranty, and use of the financing proceeds, which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially.  These risks and uncertainties include, but are not limited to, risks involving fluctuations in short-term interest rates, collateral valuations, bond investment valuations, current maturities of our financing arrangements and our ability to renew or refinance such maturities, and overall economic and credit market conditions.  For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Partnership entering into the Credit Agreement and Notes with the Lenders is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation of the Partnership or an obligation under an off-balance sheet arrangement of the Partnership.

Item 9.01.  Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit Number	Description
10.1	Credit Agreement dated June 11, 2021 between America First Multifamily Investors, L.P., the Lenders, and BankUnited, N.A., as Administrative Agent.
10.2	Note dated June 11, 2021 between America First Multifamily Investors, L.P. and payable to BankUnited, N.A.
10.3	Note dated June 11, 2021 between America First Multifamily Investors, L.P. and payable to Bankers Trust Company.
10.4	Guaranty dated June 11, 2021 between Greystone Select Holdings LLC and BankUnited, N.A.
99.1	Press Release dated June 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICA FIRST MULTIFAMILY INVESTORS, L. P.

Dated: June 14, 2021	By:	/s/ Jesse A. Coury
Printed: Jesse A. Coury
Title: Chief Financial Officer